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                            SHARE EXCHANGE AGREEMENT

                                      AMONG

                              SIERRA ON-LINE, INC.,

                           SOFTWARE INSPIRATION LTD.,

                                       AND

                  THE SHAREHOLDERS OF SOFTWARE INSPIRATION LTD.









                            DATED AS OF JUNE 20, 1995
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                                    CONTENTS


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ARTICLE                  I - SHARE EXCHANGE ..............................................................   1

                1.1      Exchange of Shares ..............................................................   1

                1.2      Consideration for Company Shares ................................................   1
                         1.2.1      Closing Consideration ................................................   1
                         1.2.2      Escrow ...............................................................   2
                         1.2.3      Special Definitions ..................................................   2

                1.3      The Closing .....................................................................   2

                1.4      No Fractional Shares ............................................................   3

                1.5      Pooling Restrictions on Transfer of Sierra Shares ...............................   3

                1.6      U.S. Tax Treatment ..............................................................   3

ARTICLE                  II - REPRESENTATIONS AND WARRANTIES  OF THE SHAREHOLDERS ........................   3

                2.1      Good Title, etc. ................................................................   3

                2.2      No Approvals or Notices Required; No Conflicts With Instruments .................   4

                2.3      Pooling Matters .................................................................   4

                2.4      Insider Interests ...............................................................   4

                2.5      Securities Act Matters ..........................................................   5

ARTICLE                  III - REPRESENTATIONS AND WARRANTIES OF  THE MAJOR SHAREHOLDER ..................   7

                3.1      Organization ....................................................................   7

                3.2      Enforceability ..................................................................   8

                3.3      Capitalization ..................................................................   8

                3.4      Subsidiaries and Affiliates .....................................................   9

                3.5      No Approvals or Notices Required; No Conflicts With Instruments .................   9

                3.6      Financial Statements ............................................................  10

                3.7      Absence of Certain Changes or Events ............................................  10

                3.8      Taxes ...........................................................................  13

                3.9      Property ........................................................................  14


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SHARE EXCHANGE AGREEMENT                                                 Page i
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                3.10     Contracts .......................................................................  16

                3.11     Customers and Suppliers .........................................................  18

                3.12     Orders, Commitments and Returns .................................................  18

                3.13     Claims and Legal Proceedings ....................................................  18

                3.14     Labor Matters ...................................................................  18

                3.15     Employee Benefit Plans ..........................................................  19

                3.16     Intellectual Property ...........................................................  20

                3.17     Accounts Receivable .............................................................  22

                3.18     Inventory .......................................................................  23

                3.19     Corporate Books and Records .....................................................  23

                3.20     Licenses, Permits, Authorizations, etc. .........................................  23

                3.21     Compliance With Laws ............................................................  23

                3.22     Insurance .......................................................................  24

                3.23     Brokers or Finders ..............................................................  24

                3.24     Government Contracts ............................................................  25

                3.25     Absence of Questionable Payments ................................................  25

                3.26     Personnel .......................................................................  25

                3.27     Insider Interests ...............................................................  26

                3.28     Pooling Matters .................................................................  26

                3.29     Full Disclosure .................................................................  27

ARTICLE                  IV - REPRESENTATIONS AND WARRANTIES OF SIERRA ...................................  27

                4.1      Organization ....................................................................  27

                4.2      Enforceability ..................................................................  27

                4.3      No Approvals or Notices Required; No Conflicts With Instruments .................  28

                4.4      Litigation ......................................................................  28

                4.5      SEC Filings .....................................................................  28

                4.6      Good Title ......................................................................  28

ARTICLE                  V - CONDITIONS PRECEDENT TO OBLIGATIONS OF SIERRA ...............................  29

                5.1      Accuracy of Representations and Warranties ......................................  29


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SHARE EXCHANGE AGREEMENT                                                Page ii
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
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                5.2      Performance of Agreements .......................................................  29

                5.3      Opinions of Counsel for the Company .............................................  29

                5.4      Resignations ....................................................................  29

                5.5      Consents to Share Exchange ......................................................  29

                5.6      Major Shareholder's Certificate .................................................  30

                5.7      Material Adverse Change .........................................................  30

                5.8      Due Diligence ...................................................................  30

                5.9      Approvals and Consents ..........................................................  30

                5.10     Proceedings and Documents; Secretary's Certificate ..............................  30

                5.11     Nonforeign Affidavit ............................................................  30

                5.12     Compliance With Laws ............................................................  31

                5.13     Pooling of Interests ............................................................  31

                5.14     Other Agreements ................................................................  31

                5.15     Legal Proceedings ...............................................................  31

                5.16     Operative Documents .............................................................  31

ARTICLE                  VI - CONDITIONS PRECEDENT TO OBLIGATIONS  OF THE SHAREHOLDERS AND THE
                         COMPANY .........................................................................  31

                6.1      Accuracy of Representations and Warranties ......................................  31

                6.2      Performance of Agreements .......................................................  32

                6.3      Opinion of Counsel ..............................................................  32

                6.4      Officers' Certificate ...........................................................  32

                6.5      Legal Proceedings ...............................................................  32

                6.6      Operative Documents .............................................................  32

ARTICLE                  VII - COVENANTS .................................................................  32

                7.1      Conduct of Business by the Company Pending the Closing ..........................  32

                7.2      Access to Information; Confidentiality ..........................................  34

                7.3      No Solicitation of Transactions .................................................  35

                7.4      Notification of Certain Matters .................................................  35

                7.5      Further Action; Reasonable Best Efforts .........................................  35

                7.6      Publicity .......................................................................  36


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SHARE EXCHANGE AGREEMENT                                               Page iii
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
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ARTICLE                  VIII - TERMINATION, AMENDMENT AND WAIVER ........................................  36

                8.1      Termination .....................................................................  36

                8.2      Effect of Termination ...........................................................  37

                8.3      Amendment .......................................................................  37

                8.4      Waiver ..........................................................................  37

ARTICLE                  IX - SURVIVAL AND INDEMNIFICATION ...............................................  37

                9.1      Survival ........................................................................  37

                9.2      Indemnification by the Shareholders .............................................  38

                9.3      Indemnification by Sierra .......................................................  38

                9.4      Threshold and Limitations .......................................................  38

                9.5      Procedure for Indemnification ...................................................  39

                9.6      Offset ..........................................................................  40

ARTICLE                  X - GENERAL .....................................................................  40

                10.1     Expenses ........................................................................  40

                10.2     Notices .........................................................................  40

                10.3     Severability ....................................................................  41

                10.4     Entire Agreement ................................................................  42

                10.5     Assignment ......................................................................  42

                10.6     Parties in Interest .............................................................  42

                10.7     Specific Performance ............................................................  42

                10.8     Governing Law ...................................................................  42

                10.9     Headings ........................................................................  43

                10.10    Counterparts ....................................................................  43

                10.11    Waiver of Jury Trial ............................................................  43

                10.12    Waiver of Preemptive and Other Rights ...........................................  43


EXHIBITS
Exhibit A    -    Form of Escrow Agreement
Exhibit B    -    Shareholder Disclosure Memorandum
Exhibit C    -    Form of Registration Rights Agreement
Exhibit D    -    Form of Noncompetition Agreement
Exhibit E    -    Company Disclosure Memorandum


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SHARE EXCHANGE AGREEMENT                                                Page iv
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Exhibit F    -    List of Agreements to be Amended or Terminated


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SHARE EXCHANGE AGREEMENT                                                 Page v
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                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement (this "Agreement") is made and entered into as of June 20, 1995 by and among Sierra On-Line, Inc., a Delaware corporation ("Sierra"), Software Inspiration Ltd., a corporation organized under the laws of England (the "Company"), David Lester (the "Majority Shareholder") and all the shareholders of the Company other than the Major Shareholder (together with the Major Shareholder, the "Shareholders").

                                    RECITALS

         A. The parties hereto believe it advisable and in their respective best interests to effect the exchange of all issued and outstanding shares of capital stock of the Company (the "Company Shares"), all of which are owned as of the date hereof by the Shareholders, for shares of common stock, $.01 par value per share, of Sierra ("Sierra Common Stock") as contemplated herein (the "Share Exchange").

         B. The parties hereto also contemplate entering into certain other agreements ancillary to this Agreement at the Closing (as defined below).

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                           ARTICLE I - SHARE EXCHANGE

         1.1      EXCHANGE OF SHARES

         On the terms and subject to the conditions of this Agreement, Sierra agrees to purchase the Company Shares from the Shareholders, and the Shareholders agree to sell the Company Shares to Sierra. The names of the Shareholders and the number of Company Shares held by each are set forth on
Schedule 2.1 to the Company Disclosure Memorandum (as hereinafter defined).

         1.2      CONSIDERATION FOR COMPANY SHARES

         The aggregate purchase price for the Company Shares shall be (a) a number of shares of Sierra Common Stock which, when multiplied by the Closing Average (as defined below), and excluding any fractional shares, equals US$13,870,000 less the amount of the Adjustment (as defined below), plus (b) US$90.00 in cash all as set forth below in this Section 1.2.

                  1.2.1        CLOSING CONSIDERATION

         Each Shareholder shall be entitled to receive at or as soon as practicable after the Closing, upon surrender to Sierra at the Closing of a certificate or certificates, duly endorsed


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SHARE EXCHANGE AGREEMENT                                                 Page 1
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for transfer, representing the total number of Company Shares owned by such
Shareholder (or affidavits concerning the loss of such certificates), (a) a number of shares of Sierra Common Stock (excluding any fractional shares) equal to the total number of Closing Shares (as defined below) multiplied by a fraction, the numerator of which is the total number of such Company Shares so surrendered by such Shareholder and the denominator of which is the total number of Company Shares outstanding, and (b) US$10.00 payable to each Shareholder in cash.

                  1.2.2        ESCROW

         As soon as practicable after the Closing, Sierra shall deposit into escrow, in accordance with the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") to be entered into at the Closing among the Shareholders and Sierra, a number of shares of Sierra Common Stock (excluding any fractional shares) equal to the total number of Escrow Shares (as defined below). The Escrow Shares, or the proceeds from any disposition thereof in accordance with the Escrow Agreement, shall be distributed from escrow in accordance with the Escrow Agreement.

                  1.2.3        SPECIAL DEFINITIONS

                  (a) The term "Closing Average" shall mean the average of the last reported sale prices of Sierra Common Stock on the Nasdaq National Market over the 20 consecutive trading days ending with the third trading day prior to the date on which the Closing occurs.

                  (b) The term "Closing Shares" shall mean a number of shares of Sierra Common Stock (rounded to the nearest whole share) which, when multiplied by the Closing Average, equals U.S.$12,483,000.

                  (c) The term "Escrow Shares" shall mean a number of shares of Sierra Common Stock (rounded to the nearest whole share) which, when multiplied by the Closing Average, equals U.S.$1,387,000.

         1.3      THE CLOSING

         The closing of the Share Exchange pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Share Exchange set forth in Articles V and VI hereof are satisfied or waived (the "Closing Date") at 2:00 p.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, U.S.A., or at such other time or location as Sierra and the Company shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or the other Operative Documents (as defined in Section 2.1) or otherwise.


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SHARE EXCHANGE AGREEMENT                                                 Page 2
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         1.4      NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Sierra Common Stock shall be issued upon the surrender for exchange of certificates representing Company Shares pursuant to the Share Exchange, and no dividend, stock split or other distribution with respect to Sierra Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of Company Shares who otherwise would have been entitled to a fraction of a share of Sierra Common Stock pursuant to the Share Exchange will be paid cash upon such surrender in an amount equal to such fraction multiplied by the Closing Average.

         1.5      POOLING RESTRICTIONS ON TRANSFER OF SIERRA SHARES

         No Shareholder shall transfer any Closing Shares or Escrow Shares until at least three (3) business days after the issuance by Sierra of a press release announcing financial results for the first fiscal quarter of Sierra ending after the Closing which contains a period of at least 30 days of combined financial results of Sierra and the Company.

         1.6      U.S. TAX TREATMENT

         The parties agree that the purchase and sale of the Company Shares in the Share Exchange shall be treated as a taxable transaction for U.S. federal income tax purposes.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         To induce Sierra to enter into and perform this Agreement and the other Operative Documents (as defined in Section 2.1 hereof), and except as is otherwise set forth in the Shareholder Disclosure Memorandum attached hereto as Exhibit B (the "Shareholder Disclosure Memorandum"), which exceptions shall specifically identify the paragraph or paragraphs of this Article II to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this Article II, the Shareholders jointly and severally represent and warrant to Sierra as of the date of this Agreement and as of the Closing as follows in this Article II.

         2.1      GOOD TITLE, ETC.

         Each Shareholder represents with respect to itself only that (a) such Shareholder owns the Company Shares listed opposite such Shareholder's name on
Schedule 2.1 to the Shareholder Disclosure Memorandum; (b) such Company Shares are free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right or option; (c) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement by such Shareholder, including, without limitation and as applicable,


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SHARE EXCHANGE AGREEMENT                                                 Page 3
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the Registration Rights Agreement in substantially the form attached hereto as
Exhibit C to be entered into as of the Closing among Sierra and the Shareholders, the Noncompetition Agreements in substantially the form attached hereto as Exhibit D, to be entered into as of the Closing among Sierra and the Major Shareholder and the Escrow Agreement (collectively, and including this Agreement, the "Operative Documents"), to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Company Shares held by such Shareholder hereunder without the consent or approval of any other Person (as defined in Section 3.5 hereof), other than as set forth on Schedule
2.1 to the Shareholder Disclosure Memorandum; and (d) this Agreement and the other Operative Documents to which such Shareholder is a party have each been duly authorized, executed and delivered by such Shareholder and each is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         2.2      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

         Except as set forth on Schedule 2.2 to the Shareholder Disclosure Memorandum, the execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby will not (a) constitute a violation by such Shareholder (with or without the giving of notice or lapse of time, or both) of any provisions of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Share Exchange with applicable government authorities (the consent of all such Persons to be duly obtained by the Company or the Shareholder at or prior to the Closing), (c) result in the creation of any lien or encumbrance upon the Company Shares owned by such Shareholder, or
(d) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-Laws (or comparable charter documents) of the Company.

         2.3      POOLING MATTERS

         No Shareholder has taken any action, or become aware of any action taken by the Company, any Subsidiary (as defined in Section 3.1 hereof) or any officer or director of the Company or any Subsidiary which, alone or together with other facts or circumstances, could affect the ability of Sierra to account for the Share Exchange as a "pooling of interests" transaction consistent with GAAP (as defined in Section 3.6 hereof).

         2.4      INSIDER INTERESTS

         Except as set forth on Schedule 2.4 to the Shareholder Disclosure Memorandum, no Shareholder has any interest (other than as a shareholder of the Company) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, copyrights, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company,


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SHARE EXCHANGE AGREEMENT                                                 Page 3
its present or prospective business or its operations. Except as set forth on
Schedule 2.4 to the Shareholder Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its Shareholders or any affiliate thereof. Except as set forth on Schedule 2.4 to the Shareholder Disclosure Memorandum, no Shareholder has any interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (x) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (y) is a supplier, customer, creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (z) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

         2.5      SECURITIES ACT MATTERS

         Each of the Shareholders hereby acknowledges, represents and warrants to Sierra as follows:

                  (a) Ability to Bear Risk. Such Shareholder is in a financial position to hold the shares of Sierra Common Stock to be issued to such Shareholder hereunder for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in such shares.

                  (b) SEC Documents. Such Shareholder acknowledges that it has had the opportunity to review to its satisfaction all publicly available filings and reports of Sierra with the Securities and Exchange Commission. Such Shareholder acknowledges that an investment in the shares of Sierra Common Stock to be issued to such Shareholder hereunder involves a high degree of risk.

                  (c) Professional Advice. Such Shareholder has obtained, to the extent that it deems necessary, its own professional advice with respect to the risks inherent in acquiring the shares of Sierra Common Stock to be issued to such Shareholder hereunder, the condition of Sierra and the suitability of its investment in such shares in light of its financial condition and investment needs.

                  (d) Sophistication. Such Shareholder, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement relating to the shares of Sierra Common Stock to be issued to such Shareholder hereunder and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in such shares.


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SHARE EXCHANGE AGREEMENT                                                 Page 5

                  (e) Access to Information. Such Shareholder has been given access to full and complete information regarding Sierra and the Company, including, in particular, the current respective financial conditions of Sierra and the Company and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about Sierra.

                  (f) Acquisition Entirely for Own Account. The shares of Sierra Common Stock to be issued to such Shareholder hereunder are being acquired by such Shareholder for investment for its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of such shares in a manner contrary to the Securities Act of 1933, as amended (the "1933 Act"), or to any applicable state or foreign securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant a participation to such Person or to any third person with respect to any of such shares.

                  (g) Due Diligence. Such Shareholder has conducted its own due diligence investigation of Sierra and its business and analysis of the merits and risks of an investment in the shares of Sierra Common Stock to be issued to such Shareholder hereunder and is not relying on anyone else's investigation or analysis of Sierra or its business or the merits and risks of an investment in such shares, other than professionals, if any, employed specifically by it to assist it.

                  (h) Restricted Securities. Such Shareholder acknowledges that the shares of Sierra Common Stock to be issued to such Shareholder hereunder have not been and will not prior to issuance be registered under the 1933 Act and that such shares are characterized under the 1933 Act as "restricted securities" and, therefore, cannot be sold or transferred unless such sale or transfer is registered under the 1933 Act or an exemption from such registration is available. The financial condition of such Shareholder is such that it is not likely that it will be necessary to dispose of any of such shares in the foreseeable future. In this connection, such Shareholder represents that it is familiar with Rule 144 under the 1933 Act as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  (i) Exemption Reliance. Such Shareholder has been advised that the shares of Sierra Common Stock to be issued to such Shareholder hereunder have not been registered under the 1933 Act or any applicable state or foreign securities laws, but are being issued under this Agreement pursuant to exemptions from such laws, and that Sierra's reliance upon such exemptions is predicated in part upon the Shareholder's representations contained herein.

                  (j) Further Limitations on Disposition. Without in any way limiting the representations set forth herein, each Shareholder further agrees not to make any disposition of all or any portion of the shares of Sierra Common Stock to be issued to such Shareholder hereunder unless and until:


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SHARE EXCHANGE AGREEMENT                                                 Page 6

                            (i) There is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) Such Shareholder shall have notified Sierra of the proposed disposition and shall have furnished Sierra with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Sierra, such Shareholder shall have furnished Sierra with an opinion of counsel, reasonably satisfactory to Sierra, that such disposition will not require registration under the 1933 Act; or

                          (iii) Sierra shall be satisfied that such proposed disposition complies in all respects with Rule 144 under the 1933 Act or any successor rule providing a safe harbor for such disposition without registration.

                  (k) Residency. For purposes of the application of state securities laws, each Shareholder is a resident of the jurisdiction specified on
Schedule 2.5 to the Shareholder Disclosure Memorandum.

                  (l) Legend. It is understood that the certificates evidencing the shares of Sierra Common Stock to be issued to such Shareholder hereunder will bear a legend as set forth in the Registration Rights Agreement:

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                              THE MAJOR SHAREHOLDER

         To induce Sierra to enter into and perform this Agreement and the other Operative Documents, and except as is otherwise set forth in the Company Disclosure Memorandum attached hereto as Exhibit E (the "Company Disclosure Memorandum"), which exceptions shall specifically identify the paragraph or paragraphs of this Article III to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this Article III, the Major Shareholder represents and warrants to Sierra as of the date of this Agreement and as of the Closing as follows in this Article III. Except as to Sections 3.1, 3.3, 3.4, 3.5(e) and 3.19(a) hereof, all references to the "Company" in this Article III shall include the Company's Subsidiaries (as defined in Section 3.1 below).

         3.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of England. Each subsidiary of the Company listed on Schedule 3.4 to the Company Disclosure Memorandum (individually a "Subsidiary" and together the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are set forth in Schedule 3.4 to the Company Disclosure Memorandum. The Company and each Subsidiary have all requisite corporate power and authority to own, operate and lease their properties and assets, to carry


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SHARE EXCHANGE AGREEMENT                                                 Page 7
on their respective businesses as now conducted and as proposed to be conducted, and in the case of the Company to enter into and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby. The Company and each Subsidiary are duly qualified and licensed as foreign corporations to do business and are in good standing in each jurisdiction listed on Schedule 3.1, in the case of the Company, and Schedule 3.4, in the case of the Subsidiaries, to the Company Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Company's or such Subsidiary's properties occupied, owned or held under lease or the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except as set forth on
Schedule 3.1 or Schedule 3.4, as the case may be, to the Company Disclosure Memorandum and except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, business prospects, assets, operations or condition (financial or other) of the Company or such Subsidiary.

         3.2      ENFORCEABILITY

         All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Share Exchange, and the performance of all of the Company's obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3      CAPITALIZATION

                  (a) The authorized capital stock of the Company consists of 37,500 Ordinary Class A Shares and 12,500 Ordinary Class B Shares.

                  (b) The issued and outstanding capital stock of the Company consists solely of 11,340 Ordinary Class A Shares and 2,250 Ordinary Class B Shares, together constituting the Company Shares, which are and as of the Closing will be held of record and beneficially by the Shareholders as set forth on Schedule 2.1 to the Shareholder Disclosure Memorandum. The Company Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. No party other than the Shareholders holds any interest in any of the Company Shares.

                  (c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of the Company's capital stock or the capital stock of any Subsidiary.


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SHARE EXCHANGE AGREEMENT                                                 Page 8

                  (d) Except as set forth on Schedule 3.3(d) to the Company Disclosure Memorandum, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons (as defined in Section 3.5 hereof), that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. Except as set forth on Schedule 3.3(d) to the Company Disclosure Memorandum, no Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.4      SUBSIDIARIES AND AFFILIATES

         The name, jurisdiction of incorporation and jurisdictions of foreign qualification of each of the Company's Subsidiaries are as set forth on Schedule
3.4 to the Company Disclosure Memorandum. Except as set forth on Schedule 3.4 to the Company Disclosure Memorandum, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest. The Company owns 100% of the issued and outstanding shares of capital stock, or other ownership interests, of each of the Subsidiaries, free and clear of any lien, encumbrance, preemptive right, right of first offer or refusal, or other prior claim, and all the issued and outstanding shares of capital stock, or other ownership interests, of the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable, and were issued and acquired in compliance with all applicable federal, state and foreign securities and other laws.

         3.5      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

         Except as set forth on Schedule 3.5(a) to the Company Disclosure Memorandum, the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws and the filing of all documents necessary to consummate the Share Exchange with applicable government authorities (the consent of all such Persons to be duly obtained by the Company at or prior to the Closing), (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Company Shares or other


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SHARE EXCHANGE AGREEMENT                                                 Page 9
securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-laws of each Subsidiary or the Memorandum and Articles of Association of the Company, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

         3.6      FINANCIAL STATEMENTS

         The Company has delivered to Sierra (a) consolidated balance sheets and consolidated statements of operations, stockholders' equity and cash flows of the Company as of or for the fiscal years ended June 30, 1994 and 1993, and accompanying notes, certified without qualification by Alliotts, chartered accountants and registered auditors (the consolidated balance sheet of the Company as of June 30, 1994 being herein referred to as the "Company Balance Sheet"), and (b) an unaudited consolidated balance sheet and unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company as of and for the ten-month period ended April 30, 1995. All of the foregoing financial statements are herein referred to as the "Financial Statements." The Financial Statements have been prepared in conformity with generally accepted accounting practices in England consistently applied throughout the periods covered therein ("GAAP") and present fairly in all respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of the unaudited financial statements as of and for the ten-month period ended April 30, 1995, to normal recurring period-end audit adjustments which will not exceed $10,000 in the aggregate. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in the Company Balance Sheet, except (a) liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice which are disclosed to Sierra or (b) as specifically set forth on Schedule 3.6 to the Company Disclosure Memorandum. The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP. Except as set forth on Schedule 3.6 to the Company Disclosure Memorandum, the Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company's practices with respect to capitalizing software development costs, as reflected in the Financial Statements, are reasonable, in accordance with GAAP and industry standards, and consistent with the advice of the Company's independent auditors.

         3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as specifically set forth on Schedule 3.7 to the Company Disclosure Memorandum, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;


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SHARE EXCHANGE AGREEMENT                                                Page 10

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder or any officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

                  (d) suffered any material adverse change in its working capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, reserves, financial condition, business, prospects or operations;

                  (e) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), or incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $5,000, was incurred in the ordinary course of business and is not yet due and payable;

                  (h) between April 30, 1995 and the Closing, written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable in excess of reserves reflected in the balance sheet of the Company as of April 30, 1995, except for write-downs and write-offs that are in the aggregate less than $10,000, incurred in the ordinary course of business and consistent with past practice;


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SHARE EXCHANGE AGREEMENT                                                Page 11

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person other than representatives of Sierra any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (k) made aggregate capital expenditures in excess of $100,000 for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice or internal control procedure;

                  (m) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Shareholder or any of the Company's officers, directors or employees or any affiliate of any Shareholder or any of the Company's officers, directors or employees, except directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year ended June 30, 1994;

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of the Company, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;

                  (p) received notice of, or otherwise obtained knowledge of:
(i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company or any employee of the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party which relate directly to the transactions contemplated herein or which


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SHARE EXCHANGE AGREEMENT                                                Page 12
would have any adverse effect upon the business, business prospects, assets, liabilities or financial condition of the Company;

                  (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property;

                  (r) received notice that there has been a loss of, or contract cancellation by, any current or prospective customer, licensor or distributor of the Company;

                  (s) taken any action, or become aware of any action taken by any Shareholder, which alone or together with other facts or circumstances could affect the ability of Sierra to account for the Share Exchange as a "pooling of interests" transaction consistent with GAAP; or

                  (t) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

         3.8      TAXES

         Except as described on Schedule 3.8 to the Company Disclosure Memorandum, the Company has (a) duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic (U.S.) and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business, (b) all such Returns are true, correct and complete in all respects, and (c) except as set forth on Schedule 3.8 to the Company Disclosure Memorandum, paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security, unemployment, capital gains, corporation, VAT, inheritance or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government (including without limitation the United Kingdom or any agency or instrumentality thereof), or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on
Schedule 3.8 to the Company Disclosure Memorandum, (i) the reserves and provisions for Taxes reflected in the Financial Statements are adequate for the payment of Taxes not yet due and payable, as determined in accordance with GAAP consistently applied; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) no circumstances exist or have existed which would constitute grounds for assessment against the Company of any tax liability with respect to any period for which Returns have been filed, including, but not limited to, any


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SHARE EXCHANGE AGREEMENT                                                Page 13
circumstances relating to the existence of a valid subchapter S corporation election for the Company for any such period; (iv) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by the Company or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and (vi) the Company has not filed any consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to any assets held, acquired or to be acquired by it. The Company has furnished Sierra with complete and correct copies of all Returns, except for Returns for periods as to which all applicable statutes of limitations have expired. There are no tax liens on any property or assets of the Company other than liens for current property taxes not yet payable. No claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code; the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code; the Company is not a party to any Tax allocation or sharing agreement, and, except as set forth on Schedule
3.8 to the Company Disclosure Memorandum, the Company (A) has not been a member of an affiliated group filing a consolidated income Tax Return and (B) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise. Software Inspiration Ltd. is a "resident of the United Kingdom" as that phrase is defined in the income tax treaty between the United Kingdom and the United States currently in force (the "Tax Treaty"), and has never carried on business in the United States through a permanent establishment in the United States such that it would be subject to U.S. federal income taxes pursuant to Article 7 of the Tax Treaty. Notwithstanding any other provision of this Agreement, the Company and the Shareholders make no representations or warranties with respect to transfer pricing between the Company and any Subsidiary of the Company.

         3.9      PROPERTY

                  (a) The Company owns no real property other than the leasehold interests described herein. Schedule 3.9(a) to the Company Disclosure Memorandum contains a complete and accurate list of all real property of the Company which is leased, rented or used by the Company (the "Real Property"). The Company has delivered to Sierra true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property.

                  (b) The Schedule 3.9(b) to the Company Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $2,000 which is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Listed Intellectual Property or the Intellectual Property Licenses (as defined in
Section 3.16 hereof). The Company has delivered to Sierra true and complete copies of all leases, subleases, rental agreements,


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SHARE EXCHANGE AGREEMENT                                                Page 14
contracts of sale, tenancies or licenses relating to the Personal Property. The Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $2,000, the Listed Intellectual Property and the Intellectual Property Licenses) reflected in the Company Balance Sheet and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all property used in the business of the Company.

                  (c) The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except as set forth on Schedule 3.9(c) to the Company Disclosure Memorandum. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Real Property, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.5 to the Company Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Real Property in connection with the consummation of the transactions contemplated by this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

                  (d) Except as described on Schedule 3.9(d) to the Company Disclosure Memorandum, the Company's offices, warehouse and other structures and its Personal Property are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

                  (e) Except as set forth on Schedule 3.9(e) to the Company Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $5,000, was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property which is so noted on the list supplied pursuant to paragraph
(b) of this Section 3.9, the Company owns such Personal Property.


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SHARE EXCHANGE AGREEMENT                                                Page 15

                  (f) Except as set forth on Schedule 3.9(f) to the Company Disclosure Memorandum, each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.9(f) to the Company Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Personal Property in connection with the consummation of the transactions contemplated by in this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property.

                  (g) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

         3.10     CONTRACTS

         Schedule 3.10 to the Company Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, security agreements, license agreements, software development agreements, credit agreements, conditional sales agreements, instruments relating to the borrowing of money, and distributorship agreements. Except as set forth on Schedule 3.10 to the Company Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. True and complete copies of each such contract have been heretofore delivered to Sierra. Except as specifically set forth on
Schedule 3.10 to the Company Disclosure Memorandum, the Company has no:

                  (a) agreements, contracts, commitments or restrictions requiring the Company to make any charitable contribution;

                  (b) purchase contracts or commitments of the Company that continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of its business or that are at an excessive price to the extent that such excess would be material to the Company's business as a whole;


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SHARE EXCHANGE AGREEMENT                                                Page 16

                  (c) outstanding sales or service contracts, commitments or proposals of the Company which are expected by the Company to result in any loss or the realization of less than the Company's usual and customary margins upon completion or performance thereof, in excess of the inventory reserve provided in the Company Balance Sheet, or any outstanding contracts, bids, or sales or service proposals quoting prices which the Company, based upon the Company's current operations, expects not to result in a profit;

                  (d) contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancellable by it within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (e) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

                  (f) collective bargaining or union contracts or agreements;

                  (g) employee to whom it paid in fiscal 1994, or expects to pay in fiscal 1995, total compensation at the annual rate of more than $65,000;

                  (h) restriction by agreement from carrying on its business anywhere in the world;

                  (i) liability or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates;

                  (j) debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

                  (k) loans outstanding to any Person;

                  (l) power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                  (m) notice that any party to a contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder;

                  (n) material disagreement with any of its suppliers or customers; or

                  (o) equipment leases.


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SHARE EXCHANGE AGREEMENT                                                Page 17

         3.11     CUSTOMERS AND SUPPLIERS

         Schedule 3.11 to the Company Disclosure Memorandum sets forth: (a) a complete and accurate list of the customers of the Company accounting for 2% or more of the Company's sales during the fiscal year last ended showing the approximate total sales by the Company to each such customer during the fiscal year last ended and (b) a complete and accurate list of the five largest suppliers of the Company. The Company has no basis to expect any material modification to its relationship with any customer or supplier named on Schedule
3.11 to the Company Disclosure Memorandum.

         3.12     ORDERS, COMMITMENTS AND RETURNS

         Schedule 3.12 to the Company Disclosure Memorandum contains an accurate summary of the Company's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by the Company (which include all contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. There are no known outstanding claims against the Company to return merchandise, in excess of amounts provided for on the balance sheet of the Company dated April 30, 1995, with an aggregate retail value in excess of $7,500 by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         3.13     CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth on Schedules 3.13 and 3.16 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There is no valid basis for any claim, action, suit, arbitration, proceeding or investigation (other than as noted on Schedule 3.13 or 3.16 to the Company Disclosure Memorandum) which could reasonably be expected to be materially adverse to the business, business prospects, assets, operations or condition (financial or other) of the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein or which would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of the Company.

         3.14     LABOR MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's best knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of


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SHARE EXCHANGE AGREEMENT                                                Page 18
law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which could have a material adverse effect upon the business, business prospects, assets, operations or conditions (financial or other) of the Company. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company, and the Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to Sierra. No employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party, and the Company will use its best efforts to prevent any such violation.

         3.15     EMPLOYEE BENEFIT PLANS

         Except as set forth on Schedule 3.15 to the Company Disclosure Memorandum, the Company has no bonus, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or practice with regard to present or former employees as to which the Company has any liability ("Employee Benefit Plan"), whether formal or informal. Schedule
3.15 to the Company Disclosure Memorandum contains an accurate and complete description of, and sets forth the annual amount expected to be payable for the fiscal year last ended pursuant to, each Employee Benefit Plan, whether formal or informal. The Company Balance Sheet reflects in the aggregate all amounts accrued but unpaid under the aforesaid plans and arrangements as of the date thereof. The Company has no agreement, arrangement or commitment, whether formal or informal and whether legally binding or not, to create any additional plan or arrangement or to modify or amend any existing Employee Benefit Plan. The Company has delivered to Sierra true, correct and complete copies of all written Employee Benefit Plans of the Company, all contracts related thereto and the most recently available annual reports, summary plan descriptions, IRS Form 5500s (or 5500-C or 5500-R) (or comparable English government materials) and favorable determination letters for such plans. The Company is in compliance in all respects with the terms of its Employee Benefit Plans and with all applicable laws and regulations relating thereto, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The Company has extinguished any liabilities to participants, beneficiaries and the Pension Benefit Guaranty Corporation (or comparable English authority) which may have arisen under any such plans previously maintained by them


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SHARE EXCHANGE AGREEMENT                                                Page 19
and expects to incur no future liabilities with regard to such plans. Neither the Company nor any "affiliate" of the Company is a party to or has ever made any contributions to, or is subject to any liability with respect to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any defined benefit plan within the meaning of Section 3(35) of ERISA. The term "affiliate" means any company, trade or business which is a member of the same control group, as defined in Code Section 414(b) or 414(c), with the Company, or any company, trade or business which is a member of an affiliated service group, as defined in Code Section 414(m) or 414(o) with the Company. No prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) or failure to meet the requirements of Code Section 4980B(f) has occurred with respect to any Employee Benefit Plan which could subject the Company to any liability. There are no actions, suits or claims pending (other than routine claims for benefits) or which could reasonably be expected to be asserted against any Employee Benefit Plan or the assets of any such plan.

         3.16     INTELLECTUAL PROPERTY

         Set forth on Schedule 3.16 to the Company Disclosure Memorandum is a true and complete list of all inventions, patents, trademarks, trade names, brand names, copyrights, Software Products (as defined below), trade secrets and formulae (collectively, the "Listed Intellectual Property") of any kind now used or anticipated to be used in the business of the Company. Schedule 3.16 contains a complete and accurate list of all licenses or agreements, oral or written, which in any way affect the rights of the Company to any of the Listed Intellectual Property (the "Intellectual Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such license or agreement and includes a description of all material terms of any oral Intellectual Property Licenses, including without limitation payment obligations, termination provisions and ownership rights. Except as set forth on
Schedule 3.16 to the Company Disclosure Memorandum, neither the Company's operations nor any Listed Intellectual Property or Intellectual Property License infringes or provides any basis to believe that its operations or any Listed Intellectual Property or Intellectual Property License would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of the Company, any validly issued or pending patent or other right of any other Person, nor, to the knowledge of the Company, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby and by the other Operative Documents will not alter or impair the Company's rights to any of the Listed Intellectual Property or under any Intellectual Property License. The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto.

         Except as set forth on Schedule 3.16 of the Company Disclosure Memorandum, the Company is the sole and exclusive owner or licensee of:

                  (a) the Listed Intellectual Property, the Intellectual Property Licenses and the technology, know-how and processes now used by it, or used in connection with any


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SHARE EXCHANGE AGREEMENT                                                Page 20
product now being manufactured and sold by it, in the manner that such product is now being manufactured and sold; and

                  (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 3.16 to the Company Disclosure Memorandum (the "Software"), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of the Company's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Company's copyright in and to each of the Software Products and all works derivative therefrom (including the registrations of copyright listed on Schedule 3.16 to the Company Disclosure Memorandum), all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

         Except as set forth on Schedule 3.16 to the Company Disclosure Memorandum, each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 3.16 to the Company Disclosure Memorandum, the Company has not received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Listed Intellectual Property except the Intellectual Property Licenses. No director, officer, shareholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. The Company does not know and does not have any reasonable basis to believe that there exist any new developments in the manufacture or marketing of the products of the Company or any new or improved products or processes useful in connection with the business of the Company as now conducted or as presently anticipated to be conducted that would have a material adverse effect upon the business, business prospects, assets, operations or condition (financial or other) of the Company. None of the officers of the Company and none of the Company's employees, consultants, distributors, agents, representatives or advisers has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.


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SHARE EXCHANGE AGREEMENT                                                Page 21

         Except as set forth in the Company Disclosure Memorandum, to the Company's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on Schedule 3.16 to the Company Disclosure Memorandum, (i) the Company has not disclosed any source code regarding the Software Products to any person other than an employee of the Company or to Sierra, except for any disclosure that would not have a material adverse effect on the business, business prospects, assets, operations or conditions (financial or other) of the Company; (ii) the Company has at all times maintained reasonable procedures to protect and has enforced all trade secrets of the Company; (iii) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products nor, to the knowledge of the Company, is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to the Company, to any person or entity and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, which would give rise to such obligation; and (iv) the Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule 3.16 to the Company Disclosure Memorandum, the Company has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         Except as set forth on Schedule 3.16 to the Company Disclosure Memorandum, the Software Products are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to the Company's customers, Sierra or the Purchaser.

         The Software Distribution Agreement between the Company and Davidson & Associates, Inc. dated April 29, 1994 and the Fulfillment Agreement between the Company and Davidson & Associates, Inc. dated June 24, 1994 are both terminable by the Company on no more than 90 day's notice without liability, penalty, premium or continuing obligation on the part of the Company.

         3.17     ACCOUNTS RECEIVABLE

         All accounts receivable of the Company reflected in the Company Balance Sheet, or existing at the Closing, represent sales actually made in the ordinary course of business and properly represent the amounts of such sales, net of all appropriate credits. Except as described on Schedule 3.17 to the Company Disclosure Memorandum, the bad debt reserves and sales return allowances reflected in the Company Balance Sheet are adequate, and such accounts will be collectible in full by Sierra prior to March 31, 1996. Set forth on Schedule
3.17 to the Company Disclosure Memorandum is a full and complete list of all consolidated accounts receivable of the Company existing as of May 31, 1995.


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SHARE EXCHANGE AGREEMENT                                                Page 22

         3.18     INVENTORY

         Subject to such reserves and write-downs as may be reflected in the Financial Statements, all items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company are of a quality and quantity usable and saleable in the ordinary course of business. Such inventory consists of materials and supplies used or sold in the business of the Company.

         3.19     CORPORATE BOOKS AND RECORDS

         The Company has furnished to Sierra or its representatives true and complete copies of (a) the Certificate of Incorporation and By-laws of each Subsidiary and the Memorandum and Articles of Association of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company and (c) the statutory registers (including register of members) of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such share transfer registers accurately reflect all issuances and transfers of shares of the authorized capital stock of the Company since its inception.

         3.20     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified in Schedules 3.1 and 3.5 to the Company Disclosure Memorandum, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would have a material adverse effect on its business, business prospects, assets, operations or condition (financial or other). The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

         3.21     COMPLIANCE WITH LAWS

                  (a) Except as described on Schedule 3.21 to the Company Disclosure Memorandum, the Company has complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to the Real Property and the Personal Property, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the business, assets or operations of the Company, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.


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SHARE EXCHANGE AGREEMENT                                                Page 23

                  (b) The Company is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation in respect of the Real Property or its plant, structures or operations. No such law, ordinance or regulation would reasonably be expected to prevent the use of substantially all of the Real Property for the conduct thereon of the business of the Company.

                  (c) The Company is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property or the Personal Property or the conduct of their businesses, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters, including, by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resources Conservation and Recovery Act and the regulations issued thereunder, the Comprehensive Environmental, Response, Compensation, and Liability Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable English laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements where such violation might have a material adverse impact on the Company's business, business prospects, assets, operations or condition (financial or other).

         3.22     INSURANCE

         The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the software publication industry. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         3.23     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


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SHARE EXCHANGE AGREEMENT                                                Page 24

         3.24     GOVERNMENT CONTRACTS

         The Company has never been, nor as a result of the consummation of the transactions contemplated by this Agreement (without giving any consideration to the identity or conduct of Sierra) will it be, suspended or debarred from bidding on contracts or subcontracts for any agency of the United States government, nor has such suspension or debarment been threatened or action for suspension or debarment been commenced. The Company has not been nor is it now being audited or, to the knowledge of the Company, investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, nor, to the knowledge of the Company, has such audit or investigation been threatened. There is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States government and there is no valid basis for a claim pursuant to an audit or investigation by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general of any agency of the United States government, or any prime contractor. The Company has never had a contract or subcontract terminated for default or has ever been determined to be nonresponsible by any agency of the United States government. Except as set forth on Schedule 3.24 to the Company Disclosure Memorandum, the Company has no outstanding agreements, contracts or commitments which require it to obtain or maintain a government security clearance.

         3.25     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to present such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company, nor any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is currently in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to corrupt practices and similar matters.

         3.26     PERSONNEL

         Schedule 3.26 to the Company Disclosure Memorandum sets forth a true and complete list of:

                  (a) the names and current compensation amounts of all directors and elected and appointed officers of the Company (which for purposes of this Section 3.26 shall include its Subsidiaries) and the family relationships, if any, among such persons;


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SHARE EXCHANGE AGREEMENT                                                Page 25

                  (b) the wage rates for nonsalaried and nonexecutive salaried employees of the Company by classification, and all labor union contracts (if any);

                  (c) all group insurance programs in effect for employees of the Company; and

                  (d) the names and current compensation packages of all independent contractors and consultants of the Company.

         The Company is not in default with respect to any of its obligations referred to in clause (b) above.

         3.27     INSIDER INTERESTS

         Except as set forth on Schedule 3.27 to the Company Disclosure Memorandum, no officer, director, key employee or other representative of the Company has any interest (other than as a shareholder of the Company) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, copyrights, trademarks or tradenames, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on
Schedule 3.27 to the Company Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, key employees or affiliates. The Company and its officers, directors, key employees and affiliates have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (x) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (y) is a supplier, customer, creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (z) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

         3.28     POOLING MATTERS

         The Company has not taken and will not take, and the Shareholders have not taken and will not take, directly or indirectly, and the Company and the Shareholders will use their respective best efforts to prevent any other Person from taking, any actions, including without limitation any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of Sierra Common Stock, and there have occurred no other events with respect to or involving the Company or its Shareholders, which taken individually or together


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SHARE EXCHANGE AGREEMENT                                                Page 26
would affect the ability of Sierra to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with generally accepted accounting principles, and neither the Company nor any of the Shareholders is aware of any facts which otherwise could prevent such accounting treatment.

         3.29     FULL DISCLOSURE

         No information furnished by the Company or the Shareholders to Sierra in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Company Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents, or by the Company to the Shareholders in connection with their execution and delivery of this Agreement, is false or misleading in any material respect. Neither the Company nor any Shareholder has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement, including, but not limited to, all Schedules to the Company Disclosure Memorandum and Exhibits hereto, or in or pursuant to the other Operative Documents, or in or pursuant to closing certificates executed or delivered by the Shareholders or the Company, not misleading. The Company has provided to Sierra an accurate and complete copy of the disclosure materials (the "Shareholder Disclosure Statement") delivered to the Shareholders in connection with their consideration and approval of the transactions contemplated hereby. The Shareholder Disclosure Statement contains all information required to be set forth therein under all applicable laws (including without limitation applicable federal, state and foreign securities laws). The Shareholder Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SIERRA

         To induce the Company and the Shareholders to enter into and perform this Agreement and the Operative Documents, Sierra represents and warrants to the Company and the Shareholders as follows in this Article IV:

         4.1      ORGANIZATION

         Sierra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sierra has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Operative Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

         4.2      ENFORCEABILITY

         All corporate action on the part of Sierra and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and


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SHARE EXCHANGE AGREEMENT                                                Page 27
the Operative Documents, the consummation of the Share Exchange, and the performance of all of Sierra's obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents to which Sierra is a party will have been at the Closing, duly executed and delivered by Sierra, and this Agreement is, and each of the Operative Documents to which Sierra is a party will be at the Closing, a legal, valid and binding obligation of Sierra, enforceable against Sierra in accordance with its terms.

         4.3      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

         The execution, delivery and performance of this Agreement and the other Operative Documents by Sierra, the issuance of the Issuable Sierra Shares to the Shareholders, and the consummation of the transactions contemplated hereby and by the other Operative Documents will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Sierra, (b) require Sierra to obtain any consent, approval or authorization of, or make any declaration, filing, or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Share Exchange with Applicable government authorities, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sierra is a party or by which it is bound or to which any of their assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of Sierra, (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents or bylaws of Sierra, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of Sierra.

         4.4      LITIGATION

         There is no litigation or governmental or administrative proceeding or investigation pending or, to Sierra's knowledge, threatened against Sierra which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.5      SEC FILINGS

         In its fiscal year last ended and since the beginning of its current fiscal year, Sierra has filed with the SEC all reports required to be filed by Sierra with the SEC.

         4.6      GOOD TITLE

         Upon issuance at the Closing in accordance with this Agreement and payment to Sierra therefor as provided herein, the Shareholders shall receive good and valid title to the shares of Sierra Common Stock issuable hereunder, free and clear of any and all security interests, liens, claims, charges, encumbrances, preemptive rights or opinions of any nature


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SHARE EXCHANGE AGREEMENT                                                Page 28
whatsoever, except for (a) any restrictions contained herein or in the Operative Documents or the By-laws or the Certificate of Incorporation of Sierra, (b) the security interest of Sierra in the shares held in escrow pursuant to the Escrow Agreement and (c) any security interests, liens, claims, charges, encumbrances, preemptive rights or opinions of any nature which existed as to the Company Shares prior to the Closing.

            ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF SIERRA

         The obligations of Sierra to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Sierra:

         5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and each Shareholder contained herein (including applicable Exhibits or Schedules to the Company Disclosure Memorandum) and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

         5.2      PERFORMANCE OF AGREEMENTS

         The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

         5.3      OPINIONS OF COUNSEL FOR THE COMPANY

         Sierra shall have received opinion letters of Glovsky, Tarlow & Milberg, Shipman & Goodwin, and Glenisters Solicitors, counsel for the Company and the Shareholders in the United States and the United Kingdom, dated the Closing Date, in form and substance satisfactory to Sierra's counsel.

         5.4      RESIGNATIONS

         Sierra shall have received copies of resignations effective as of the Closing Date of all the officers and directors of the Company and the Subsidiaries.

         5.5      CONSENTS TO SHARE EXCHANGE

         The Company shall have received and shall have delivered to Sierra written consents to the Share Exchange from each of the parties (other than the Company) to those agreements, leases, notes or other documents identified on Schedules 3.5 and 3.16 to the Company Disclosure Memorandum, which consents shall be satisfactory in all respects to Sierra in its sole and absolute discretion.


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SHARE EXCHANGE AGREEMENT                                                Page 29

         5.6      MAJOR SHAREHOLDER'S CERTIFICATE

         Sierra shall have received a certificate from the Major Shareholder, dated the Closing Date, in a form acceptable to Sierra, certifying as to the fulfillment of the conditions to the obligations of Sierra set forth herein.

         5.7      MATERIAL ADVERSE CHANGE

         Since the date of the Company Balance Sheet and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities, earnings, condition (financial or other), or prospects of the Company and its Subsidiaries, and no material adverse change shall have occurred in any domestic or foreign laws or regulations affecting the Company and its Subsidiaries or in any third party contractual or other business relationships of the Company and its Subsidiaries.

         5.8      DUE DILIGENCE

         The results of Sierra's due diligence investigation of the Company and its Subsidiaries shall be satisfactory in all respects to Sierra in its sole and absolute discretion.

         5.9      APPROVALS AND CONSENTS

         All transfers of permits or licenses, all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company and its Subsidiaries, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         5.10     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate and other proceedings in connection with the transactions contemplated hereby and by the Operative Documents and all documents and instruments incident to such transactions shall have been approved by Sierra's counsel, and Sierra shall have received a certificate of the Secretary of the Company, in a form acceptable to Sierra, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company relating to the transactions contemplated by this Agreement and the Operative Documents and such other documents as are specified by Sierra's counsel.

         5.11     NONFOREIGN AFFIDAVIT

         Sierra shall have received from the Company and each Subsidiary, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in a form acceptable to Sierra.


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SHARE EXCHANGE AGREEMENT                                                Page 30

         5.12     COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the Operative Documents shall be legally permitted by all laws and regulations to which Sierra or the Company and its Subsidiaries is subject.

         5.13     POOLING OF INTERESTS

         As of the Closing no facts shall exist and no events shall have occurred that would, in the opinion of Sierra's independent accountants, prevent Sierra from accounting for the transactions contemplated herein as a "pooling of interests" transaction.

         5.14     OTHER AGREEMENTS

         The agreements listed in Exhibit F to this Agreement shall have been amended or terminated in a manner satisfactory to Sierra.

         5.15     LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

         5.16     OPERATIVE DOCUMENTS

         The Operative Documents shall have been executed and delivered by all parties thereto other than Sierra.

                ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE SHAREHOLDERS AND THE COMPANY

         The obligations of the Shareholders and the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Shareholders and the Company.

         6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Sierra contained herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.


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SHARE EXCHANGE AGREEMENT                                                Page 31

         6.2      PERFORMANCE OF AGREEMENTS

         Sierra shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing.

         6.3      OPINION OF COUNSEL

         The Shareholders shall have received the opinion letter of Perkins Coie, counsel for Sierra, dated the Closing Date, in form and substance satisfactory to the Company's counsel.

         6.4      OFFICERS' CERTIFICATE

         The Company shall have received a certificate of the Chief Financial Officer and another officer of Sierra, dated the Closing Date, in a form acceptable to the Company, certifying as to the fulfillment of the conditions to the obligations of the Shareholders and the Company set forth herein.

         6.5      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

         6.6      OPERATIVE DOCUMENTS

         Sierra shall have executed and delivered to the Company all the Operative Documents to which it is a party.

                             ARTICLE VII - COVENANTS

         Between the date of this Agreement and the Closing, the parties covenant and agree as set forth in this Article VII. Except as to Section 7.1(a), all references to the Company in this Article VII shall also include its Subsidiaries.

         7.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING

         Unless Sierra shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant


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SHARE EXCHANGE AGREEMENT                                                Page 32
business relations. By way of amplification and not limitation, except as otherwise set forth in the Company Disclosure Memorandum, neither the Company nor any Shareholder shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose to do, any of the following without the prior written consent of Sierra:

                  (a) amend or otherwise change, with respect to the Company, its Memorandum and Articles of Association, and with respect to each Subsidiary, its Certificate of Incorporation or By-laws;

                  (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $25,000 for the Company taken as a whole; or
(v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;


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SHARE EXCHANGE AGREEMENT                                                Page 33

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Share Exchange specified in Article V hereof not being satisfied;

                  (k) take or agree to take any action specified in Section 3.7 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

         7.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         From the date hereof to the Closing, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Sierra complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Sierra with all financial, operating and other data and information as Sierra, through its officers, employees or agents, may reasonably request. From the date hereof until the Closing, the Company shall provide Sierra with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall be prepared in conformity with GAAP and shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. All information obtained by either party or its officers, directors, employees, auditors or agents pursuant to this Section 7.2 shall be kept confidential in accordance with the confidentiality agreement, dated May 19, 1995 (the "Confidentiality Agreement"), between Sierra and the Company. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. As of the Closing, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.


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SHARE EXCHANGE AGREEMENT                                                Page 34

         7.3      NO SOLICITATION OF TRANSACTIONS

         The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Sierra promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Sierra, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

         7.4      NOTIFICATION OF CERTAIN MATTERS

         The Company shall give prompt notice to Sierra of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company or any Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.5      FURTHER ACTION; REASONABLE BEST EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the 1933 Act, the Securities and Exchange Act of 1934 Act, as amended, or any foreign securities or other laws with respect to the transactions contemplated hereby and shall cooperate with the other party with respect to such filings and submissions and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Closing. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. No Shareholder will undertake any course of action inconsistent with


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SHARE EXCHANGE AGREEMENT                                                Page 35
this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any other Operative Documents untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in Sierra full title to all properties, assets and rights of the Company and to effect the issuance of the Issuable Sierra Shares to the Shareholders pursuant to the terms and conditions hereof.

         7.6      PUBLICITY

         Neither the Company nor any Shareholder shall issue any press release or make any statement regarding the transactions contemplated hereby to any third party without the prior written consent of Sierra.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

         8.1      TERMINATION

         This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Closing:

                  (a) by mutual written consent duly authorized by the Company and Sierra;

                  (b) by either the Company or Sierra, if the Share Exchange has not been consummated by June 30, 1995; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by either the Company or Sierra, if there shall be any law or regulation that makes consummation of the Share Exchange illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sierra or the Company from consummating the Share Exchange is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) at any time prior to the Closing by Sierra if, at any time in the course of its legal, accounting, financial or operational due diligence investigation as to the Company, it shall have become aware of any material facts or circumstances that it was not aware of on the date hereof, or any additional facts and circumstances as to matters of which it was aware on the date hereof, in either case that would, in the reasonable judgment of Sierra, make it inadvisable to consummate the Share Exchange or the other transactions contemplated hereby;


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SHARE EXCHANGE AGREEMENT                                                Page 36

                  (e) by the Company, in the event of a material breach by Sierra of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 30, 1995; or

                  (f) by Sierra, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 30, 1995.

         8.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section 81 hereof, there shall be no further obligation on the part of any party hereto except pursuant to the Confidentiality Agreement, except that nothing herein shall relieve any party from liability for any breach hereof.

         8.3      AMENDMENT

         This Agreement may be amended by Sierra and the Company at any time prior to the Closing. Any such amendment must be in writing and signed by the Company and Sierra, but not by the Shareholders; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each Company Share shall be exchanged upon consummation of the Share Exchange without the prior written consent of Shareholders owning a majority of the Company Shares.

         8.4      WAIVER

         At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                    ARTICLE IX - SURVIVAL AND INDEMNIFICATION

         9.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.


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SHARE EXCHANGE AGREEMENT                                                Page 37

         9.2      INDEMNIFICATION BY THE SHAREHOLDERS

         From and after the Closing Date, the Shareholders shall jointly and severally indemnify and hold Sierra and its affiliates (the "Sierra Indemnified Parties") harmless from and against, and shall reimburse the Sierra Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any reasonable legal or accounting fees of expenses) ("Losses") arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Company or the Shareholders in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto;

                  (b) any failure by the Company or any Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document;

                  (c) any accounts receivable reflected on the balance sheet of the Company dated April 30, 1995 which are not collected prior to March 31, 1996; or

                  (d) any inventory reflected on the balance sheet of the Company dated April 30, 1995 which is written down due to obsolescence or shrink (which occurs prior to Closing), on or prior to March 31, 1996.

         9.3      INDEMNIFICATION BY SIERRA

         From and after the Closing Date Sierra shall indemnify and hold harmless each Shareholder and his successors, assigns, heirs and legatees (the "Company Indemnified Parties"; together with the Sierra Indemnified Parties, the "Indemnified Parties") from and against, and shall reimburse the Company Indemnified Parties for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Purchaser or Sierra in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto; or

                  (b) any failure by Sierra to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

         9.4      THRESHOLD AND LIMITATIONS

                  (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Claims until the aggregate Losses which the Sierra Indemnified Parties or the Company Indemnified Parties, as the case may be, would be otherwise entitled to receive as indemnification with respect to any Claims exceed $15,000 (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified


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SHARE EXCHANGE AGREEMENT                                                Page 38

Parties shall be entitled to indemnification for all Losses which they otherwise would be entitled to receive without regard to the Threshold.

                  (b) In no event shall the liability of the Shareholders hereunder for Losses incurred by Sierra Indemnified Parties exceed $12,000,000.

         9.5      PROCEDURE FOR INDEMNIFICATION

                  (a) Any Indemnified Party shall notify the indemnifying party in writing reasonably promptly after the assertion against the indemnified party of any claim by a third party (a "Third Party Claim") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

                  (b) (i) The indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.5(b)(ii) below shall govern.

                           (ii) The indemnifying party shall select counsel
reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 9.5(c)(ii) below shall govern.

                           (ii) The Indemnified Party may, at the indemnifying
party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to


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SHARE EXCHANGE AGREEMENT                                                Page 39
participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing within six months after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.

                  (e) The Indemnified Party may notify the indemnifying party of a Claim even though the amount thereof plus the amount of other Claims previously notified by the Indemnified Party aggregate less than the Threshold.

         9.6      OFFSET

         If and to the extent that any Sierra Indemnified Party is entitled to indemnification hereunder, Sierra may offset such indemnification amount against any property held in escrow pursuant to the Escrow Agreement.

                               ARTICLE X - GENERAL

         10.1     EXPENSES

         If the transactions contemplated by this Agreement are consummated, Sierra shall pay the fees and expenses of the Company and the Shareholders, up to a maximum of $35,000, incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement. In addition, the Shareholders shall be responsible for the fees and expenses incurred by the Company in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby to the extent such fees and expenses exceed the maximum amount referred to above.

         10.2     NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, telegram or confirmed facsimile transmission, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addressor with charges prepaid so long as it


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SHARE EXCHANGE AGREEMENT                                                Page 40
is in fact received within five days, or when successful transmission is confirmed if sent by facsimile, or when personally delivered.

         TO SIERRA:

         Sierra On-Line, Inc.
         3380 146th Place S.E., Suite 300
         Bellevue, WA  98007
         Fax: (206) 649-0340
         Attention:  Corporate Counsel

         with a copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, Washington  98101-3099
         Fax:  (206) 583-8500
         Attention:  Stephen A. McKeon

         TO THE SHAREHOLDERS:

         At their respective addresses set forth on Schedule 2.1 to the Company Disclosure Memorandum.

         TO THE COMPANY:

         Impressions Software, Inc.
         222 Third Street
         Suite 0254
         Cambridge, MA  02142
         Fax:  (617) 225-0993
         Attention:  President

         with a copy to:

         Glovsky, Tarlow & Milberg
         31 Milk Street
         Suite 810
         Boston, MA  02109
         Attn:  Richard D. Glovsky
         Fax:  (617) 482-8034

         10.3     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this


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SHARE EXCHANGE AGREEMENT                                                Page 41

Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         10.4     ENTIRE AGREEMENT

         This Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 7.2 hereof, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         10.5     ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise, except that Sierra may assign all or any of its rights and obligations hereunder to any of its affiliates, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         10.6     PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.7     SPECIFIC PERFORMANCE

         The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         10.8     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Washington state or federal court thereof.


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SHARE EXCHANGE AGREEMENT                                                Page 42

         10.9     HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.10    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         10.11    WAIVER OF JURY TRIAL

         Each of the Shareholders, Sierra and the Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of such parties in the negotiation, administration, performance and enforcement thereof.

         10.12    WAIVER OF PREEMPTIVE AND OTHER RIGHTS

         Each of the Shareholders hereby irrevocably waives any pre-emptive rights, rights of first offer, or other rights to purchase or receive any shares of capital stock of the Company, including, without limitation, the rights described in Sections 7 and 12 of the Company's Articles of Association.


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SHARE EXCHANGE AGREEMENT                                                Page 43

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                             SIERRA ON-LINE, INC.

                             By /s/ Kenneth A. Williams
                                -----------------------------------------------
                                Its President and Chief Executive Officer
                                    -------------------------------------------

                             SOFTWARE INSPIRATION LTD.

                             By /s/ David Lester
                                -----------------------------------------------
                                Its Managing Director
                                    -------------------------------------------

                             SHAREHOLDERS:


                             /s/ David Lester
                             --------------------------------------------------
                             David Roger Lester


                             /s/ E. Grabowski
                             --------------------------------------------------
                             Edward Grabowski


                             EASTCOTE MOTOR SERVICES LIMITED


                             By /s/
                                -----------------------------------------------
                                Its Director
                                    -------------------------------------------


                             /s/ Simon Lester
                             --------------------------------------------------
                             Simon Edmund George Lester


                             /s/ Pauline Lester
                             --------------------------------------------------
                             Pauline Lester


                             /s/ David Glover
                             --------------------------------------------------
                             David C. Glover


                             /s/ Emma Glover
                             --------------------------------------------------
                             Emma C. Glover


- -------------------------------------------------------------------------------
SHARE EXCHANGE AGREEMENT                                                Page 44

                             /s/ Wolf Percival
                             --------------------------------------------------
                             Wolf Percival


                             /s/ Richard Colthurst
                             --------------------------------------------------
                             Richard Colthurst


- -------------------------------------------------------------------------------
SHARE EXCHANGE AGREEMENT                                                Page 45